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                                                                   EXHIBIT 4.5


                      EURO TECH HOLDINGS COMPANY LIMITED



                                      and



                    AMERICAN STOCK TRANSFER & TRUST COMPANY





                               WARRANT AGREEMENT


                   Dated as of                       , 1997
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     WARRANT AGREEMENT, dated as of                  , 1997, by and between
EURO TECH HOLDINGS COMPANY LIMITED, INC., a British Virgin Islands company (the "Company") and AMERICAN STOCK TRANSFER & TRUST COMPANY, as warrant and transfer agent (hereinafter called the Warrant Agent").

     WHEREAS, the Company proposes to issue and sell to the public up to 690,000 shares of Common Stock, $.01 par value (hereinafter referred to as "Common Stock" or "Common Shares"), and 690,000 Redeemable Common Stock Purchase Warrants to purchase a share of Common Stock at $5.50 per share (the "Warrant") (including the underwriter's overallotment option granted to May Davis Group, Inc. (the "Underwriter")), (the "Public Offering"); and

     WHEREAS, the Company has issued and sold 1,000,000 Warrants to Private Placement investors (the "Private Warrants") delivered to said investors in type written format containing terms and conditions substantially identical to the Public Offering Warrants (the "Warrants") and "Private Warrants" maybe from time to time herein collectively referred to as the "Warrants"; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfers, exchanges and exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. APPOINTMENT OF WARRANT AGENT: DEFINED TERMS. The Company hereby appoints the Warrant Agent to act as agent ("Agent") for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment. The capitalized terms shall have the meanings set forth in the recitals and the Sections of this Agreement and the Addendum attached hereto.

     SECTION 2. FORM OF WARRANT. The text of the Warrant and of the form of election to purchase shares as is printed on the reverse thereof as now outstanding, is substantially as set forth respectively in Exhibit A attached hereto. The per share Warrant Price (as hereinafter defined) and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman, President, or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.





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     The Warrants will be dated as of the date of issuance by the Warrant
Agent either upon initial issuance or upon transfer or exchange.

     SECTION 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     SECTION 4. EXCHANGES AND TRANSFERS. (a) Upon written advice from the Company that it has received an original Private Warrant to be exchanged for a printed format warrant, the Warrant Agent shall issue a Warrant in the form annexed hereto as Exhibit A to person(s) and in the denominations specified in such notice and deliver same to the address specified in such notice. (b) The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be delivered by the Warrant Agent. Warrants so cancelled shall be cancelled by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor or representing in the aggregate the right to purchase a like number of Common Shares.

     SECTION 5. RIGHTS OF REDEMPTION BY COMPANY. (i) At any time that the Warrants are exercisable and on not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.10 per Warrant, provided the average closing bid price of the Common Stock receivable upon exercise of the Warrant shall have exceeded $8.50 per share (the "Target Price"), subject to adjustment as set forth in Section 11 hereof, for a period of twenty consecutive trading days immediately prior to the date on which notice of redemption is given. Warrantholders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date.





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     (ii)  Providing the conditions set forth in Section 5(i) are met, and the
Company shall desire to exercise its right to redeem the Warrants, it shall mail a notice of redemption to the holders of the Warrants to be redeemed, first class, postage prepaid, within ten days after the end of such foregoing period, not later than the thirtieth (30th) day before the date fixed for redemption, at his/her last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

     (iii) The notice of redemption shall specify (i) the redemption price,
(ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the trading day immediately preceding the date fixed for redemption. The date fixed for redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was mailed; or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (iv) Except as provided herein, any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the trading day immediately proceeding the Redemption Date. On and after the Redemption Date, the holders shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

     (v) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificate, except the right to receive payment of the redemption price, shall cease.

     (vi) If the shares of the Company's Common Stock are subdivided or combined into a greater of smaller number of shares of Common Stock, the Target Price shall be proportionately adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total





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
number of shares of Common Stock to be outstanding immediately after such event.

     SECTION 6. EXERCISE OF WARRANTS. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right which may be exercised through _____________, 2006 commencing one year from the Effective Date, provided, however, that prior to the second year after the Effective Date, the Warrants will be exercisable only if the Underwriter has consented in writing to all of the Warrants being exercisable, and ending at the close of business on _____________, 2006 to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable Common Shares specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase duly filled in and signed, and upon payment to the order of the Company of the Warrant Price, determined in accordance with Sections 10 and 11 herein, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or official bank check, payable in United States dollars, to the order of the Company. No adjustments shall be made for any dividends on any Common Shares issuable upon exercise of a Warrant. Subject to Section 7, upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the largest number of whole Common Shares so purchased upon the exercise of such Warrants. The Company shall not be required to issue any fraction of a share of Common Stock or make any cash or other adjustment except as provided in
Section 12 herein, in respect of any fraction of a Common Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid, provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that the transfer books aforesaid, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the





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registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrant, a new Warrant or Warrants will be issued to such registered holders for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section during the Warrant exercise period, and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent, with Warrants duly executed on behalf of the Company for such purpose.

     SECTION 7. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Common Shares in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for Common Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     SECTION 8. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 9. RESERVATION OF COMMON SHARES. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Shares, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and





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unissued shares as shall be requisite for such purpose. The Company agrees that all Common Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Common Shares, validly issued and outstanding, fully paid and non-assessable and listed on any securities exchange upon which the other Common Shares are then listed. The Company will file such registration statement(s) pursuant to the Securities Act of 1933, as amended, with respect to the Common Shares as may be necessary to permit it to deliver to each person exercising a Warrant, a Prospectus meeting the requirements of Section 11(a) (3) of such act and otherwise complying therewith, and will deliver such a Prospectus to each such person; provided, that the Company shall only be obligated to use its reasonable, good faith efforts to have any such registration statement declared effective by the Securities and Exchange Commission, and to have such reserved shares qualified for delivery to holders of the Warrants under applicable state securities laws, and to the extent that the Company has used such prescribed efforts but has been unsuccessful in obtaining any such registration(s) or qualification(s), it shall not constitute a breach of this Agreement by the Company. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time such Transfer Agent for stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company, and such cancelled Warrants shall constitute sufficient evidence of the number of Common Shares which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no Common Shares shall be subject to reservation in respect to such Warrants which shall have expired.

     SECTION 10. WARRANT PRICE. The Warrant Price at which Common Stock shall be purchasable shall be $5.50 per whole share. No fractional shares shall be issued.

     SECTION 11. ADJUSTMENTS. Subject and pursuant to the provisions of this
Section 11, the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

     (A) Except as hereinafter provided in the event the Company shall, at any time or from time to time after the date hereof, sell





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any shares of Common Stock for a consideration per share less than the lower of (i) the closing bid price of the Common Stock as reported on NASDAQ on the trading date next preceding such sale (the "Market Price"), or (ii) the Warrant Price then in effect, or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and hereafter immediately before the date of such sale or the record date for each Change of Shares, the Warrant Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Warrant Price in effect immediately before such Change of Shares and (b) the sum (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such consideration, issuance, subdivision or combination by (3) the lesser of (x) the Market Price, or (y) the Warrant Price, in effect immediately prior to such Change of Shares; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

     For the purposes of any adjustment to be made in accordance with this
Section 11(A) the following provisions shall be applicable: In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

     (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common





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Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

     (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

     (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 11.

     (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

     (F) Upon each adjustment of the Warrant Price pursuant to this Section 11, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Warrant Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Warrant Price.

     (G) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 11(A) and as provided below) less than the lower of (i) the Market Price, or (ii) the Warrant Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Warrant Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such





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options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 11 (A) hereof, provided that:

     (1) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 11 hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

     (2) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection 11 (G)(2) (and for the purposes of subsection 11 (E) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Warrant





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
     Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

     (3) If any change shall occur in the exercise price per share provided for in any of the options, rights or warrants referred to in subsection 11 (B), or in the price per share or ratio at which the securities referred to in subsection 11 (G) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

     (H) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the registered holder of each Warrant then outstanding shall have right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments





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
provided for in subsection 11 (A).  The above provisions of this subsection 11
(H) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (I)   After each adjustment of the Purchase Price pursuant to this
Section 11, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of any officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (J)   NO ADJUSTMENT IN CERTAIN CASES. No adjustment shall be made:

     (i) upon the issuance of the Warrants (including shares of Common Stock issued upon exercise of those warrants);

     (ii) upon the issuance of shares of Common Stock and warrants (including shares of Common Stock issued upon exercise of those warrants) issued prior to or in connection with the Public Offering (including those shares of the Company's Common Stock issued in connection with the Company's Acquisition of Euro Tech (Far East) Limited);

     (iii) upon the issuance or sale of shares of Common Stock issuable upon the exercise of any stock options granted under any stock option plan of the Company and up to 1,400,000 Management Options; or

     (iv) if the amount of said adjustment shall be less than five cents ($.05) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried





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
     forward, shall amount to at least five cents ($.05) per share of Common Stock.

     (K) The foregoing provisions notwithstanding on the effective date of any new Warrant Price the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

     (L) The form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not effect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

     SECTION 12. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Common Stock on the exercise of Warrants or any cash or other adjustment in respect of such fractions of Common Shares. If any fraction of a Common Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall issue such number of shares of Common Stock to which the Warrant holder is entitled, rounded up to the nearest number of whole shares.

     SECTION 13. NOTICES TO WARRANTHOLDERS.

     (A)   In case at any time:

           (a) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

           (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

           (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company (in which the Company is not the surviving corporation) with, or sale of all or substantially all of its assets to, another corporation; or

           (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more such cases, the Company shall give written notice to all Warrant holders of record not fewer than 10 days' prior to the date of which the books of the Company shall close or a record shall be taken for (i) such dividend, distribution, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 13 inclusive.

     (B) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by first-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

     SECTION 14. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

     (A) The Warrant Agent shall forward promptly to the Company, with respect to Warrants exercised, the funds which will be deposited in a special account in a bank designated by the Company for the benefit of the Company, for the purchase of Common Shares through the exercise of such Warrants.

     (B) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     SECTION 15. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

     Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party shall be the successor Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor warrant agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned, and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     SECTION 16. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     A. The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or actions taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

     B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

     C. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the written advice of such counsel.

     D. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     E. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

     F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

     G. The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     H. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

     I. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents, or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care has been exercised in the selection and continued employment thereof.

     J. Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

     SECTION 17. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such court, shall be a bank, or trust company or active transfer agent, in good standing, incorporated under the laws of a state of the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all cancelled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided by this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

     SECTION 18. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any Transfer Agent for the Common Shares or of any subsequent transfer agent for Common Shares or other shares of the Company's capital stock issuable upon exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent. The Warrant Agent hereby acknowledges that it is, at the time of execution hereof, the Transfer Agent, and waives any statement required herein with respect thereto.

     SECTION 19. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

     Euro Tech Holdings Company Limited
     c/o Euro Tech (Far East) Limited
     18/F Gee Chang Hong Centre
     65 Wong Chuk Hang Road
     Hong Kong
     Attn: T.C. Leung, Chief Executive Officer

     With a copy to:

     Robert Perez, Esq.
     Gusrae, Kaplan & Bruno
     120 Wall Street, 11th Floor
     New York, New York 10005

     Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

     American Stock Transfer & Trust Company
     40 Wall Street
     New York, New York 10005
     Attn: _________________

     SECTION 20. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the holders of Warrants.

     SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 22. NEW YORK CONTRACT. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with laws of said state.

     SECTION 23. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterparts shall be considered an original.

     SECTION 25. EFFECTIVENESS. This Agreement shall be deemed binding, and, therefore, in effect, as of and subject to the effective date of the Registration Statement for the Public Offering.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   EURO TECH HOLDINGS COMPANY LIMITED

(Corporate Seal)



                              By:
                                   -------------------------------
                                   T.C. Leung,
                                   Chief Executive Officer

Attest:




--------------------------------
                     , Secretary



                                   AMERICAN STOCK TRANSFER &
                                   TRUST COMPANY




                               By:
                                   -------------------------------

                                   ADDENDUM


                       WARRANT AGREEMENT BY AND BETWEEN
                    EURO TECH HOLDINGS COMPANY LIMITED AND
                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                               (THE "AGREEMENT")



     The terms set forth below, for the purposes of the Agreement to which this Addendum is attached, shall have the meanings specified:

     The term "EFFECTIVE DATE" shall mean the date(s) the Commission declares effective the Company's registration statement under Commission File Number 333-16277 or any other registration statement required to be filed by the Company pursuant to the Agreement.

     The term "TRANSFER AGENT" shall mean American Stock Transfer & Trust
Company.

     The term "WARRANT PRICE" shall mean the sum of money specified in Section 10 of the Agreement, as may be adjusted from time to time pursuant to Section 11 of the Agreement.

     The term "WARRANT CERTIFICATES" shall mean typed or printed renditions of the Warrants, specifying the names of the holders thereof and the number of shares of the Company's Common Stock purchasable thereunder.